Exhibit 99.1

PennyMac Financial Services, Inc. Reports

First Quarter 2023 Results

WESTLAKE VILLAGE, Calif. – April 27, 2023 – PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $30.4 million for the first quarter of 2023, or $0.57 per share on a diluted basis, on revenue of $302.9 million. Book value per share decreased to $68.91 from $69.44 at December 31, 2022.

PFSI’s Board of Directors declared a first quarter cash dividend of $0.20 per share, payable on May 26, 2023, to common stockholders of record as of May 16, 2023.

First Quarter 2023 Highlights

•	Pretax income was $38.1 million, down 44 percent from the prior quarter and 84 percent from the first quarter of 2022

o	Repurchased 0.8 million shares of PFSI’s common stock at an average price of $58.99 per share for a cost of $45.3 million; also repurchased an additional 0.2 million shares through April 25 at an average price of $61.24 per share for a cost of $11.0 million

o	Issued a new, 5-year $680 million term loan secured by Ginnie Mae MSRs and servicing advances

•	Production segment pretax loss of $19.6 million, compared to pretax loss of $9.0 million in the prior quarter and pretax income of $9.3 million in the first quarter of 2022

o	Total loan acquisitions and originations, including those fulfilled for PennyMac Mortgage Investment Trust (NYSE: PMT) were $22.8 billion in unpaid principal balance (UPB), essentially unchanged from the prior quarter and down 32 percent from the first quarter of 2022

o	Consumer direct interest rate lock commitments (IRLCs) were $2.2 billion in UPB, up 31 percent from the prior quarter and down 76 percent from the first quarter of 2022

o	Broker direct IRLCs were $2.6 billion in UPB, up 27 percent from the prior quarter and down 28 percent from the first quarter of 2022

o	Government correspondent IRLCs totaled $10.3 billion in UPB, down 3 percent from the prior quarter and 17 percent from the first quarter of 2022

o	Conventional correspondent IRLCs for PFSI’s account totaled $3.8 billion in UPB, down 20 percent from the prior quarter

o	Correspondent acquisitions of conventional conforming loans fulfilled for PennyMac Mortgage Investment Trust (NYSE: PMT) were $6.6 billion in UPB, down 2 percent from the prior quarter and 32 percent from the first quarter of 2022

•	Servicing segment pretax income was $57.4 million, down from $75.6 million in the prior quarter and $225.2 million in the first quarter of 2022

o	Pretax income excluding valuation-related items was $94.4 million, up 19 percent from the prior quarter driven by higher servicing fee revenue, placement fee income, and early buyout (EBO) income partially offset by higher operating expenses and higher interest expense

o	Valuation items included:

–	$90.3 million in mortgage servicing rights (MSR) fair value losses, before recognition of realization of cash flows, partially offset by $47.2 million in hedging gains

•	Net impact on pretax income related to these items was $(43.0) million, or $(0.59) in earnings per share

•	$6.1 million of reversals related to provisions for losses on active loans

o	Servicing portfolio grew to $564.5 billion in UPB, up 2 percent from December 31, 2022, driven by production volumes which more than offset prepayment activity

•	Investment Management segment pretax income was $0.3 million, down from $1.2 million in the prior quarter and up from $0.1 million in the first quarter of 2022

o	Net assets under management (AUM) were $2.0 billion, up slightly from December 31, 2022 and down 11 percent from March 31, 2022

“In one of the most challenging mortgage origination markets in recent history, PennyMac Financial delivered solid net income and continues to distinguish itself as a best-in-class mortgage company,” said Chairman and CEO David Spector. “Strong operating profitability in our servicing segment was partially offset by net fair value declines on MSRs and hedges primarily due to elevated hedge costs that resulted from higher interest rate volatility. We saw improved margins in our broker direct and correspondent lending channels although production volumes remained low due to seasonality. We are optimistic about the return to profitability in this segment as we enter the typical home buying season and given the work we completed last year to prudently resize our capacity to the current market environment. We also strengthened our balance sheet and capital structure this quarter with the issuance of a $680 million secured term loan from our GMSR financing vehicle at attractive pricing.”

Mr. Spector continued, “I am very excited for PennyMac Financial’s future. Our servicing portfolio continues to grow and our competitive position within the correspondent and broker direct lending channels has never been better. We are increasingly seeing new correspondents and brokers turn their attention to Pennymac and its best-in-class mortgage platform, as a trusted and innovative business partner. For these reasons, I am confident in PennyMac Financial’s ability to continue profitably executing against our strategic plans, while also continuing to grow as a respected leader in the mortgage industry.”

The following table presents the contributions of PennyMac Financial’s segments to pretax income:

	Quarter ended March 31, 2023
	Mortgage Banking			Investment
	Production	Servicing	Total	Management	Total

	(in thousands)
Revenue
Net gains on loans held for sale at fair value	$74,726	$29,659	$104,385	$-	$104,385
Loan origination fees	31,390	-	31,390	-	31,390
Fulfillment fees from PMT	11,923	-	11,923	-	11,923
Net loan servicing fees	-	148,837	148,837	-	148,837
Management fees	-	-	-	7,257	7,257
Net interest income (expense):
Interest income	56,993	71,485	128,478	-	128,478
Interest expense	54,083	77,688	131,771	-	131,771
	2,910	(6,203)	(3,293)	-	(3,293)
Other	574	(223)	351	2,012	2,363
Total net revenue	121,523	172,070	293,593	9,269	302,862
Expenses	141,163	114,623	255,786	8,929	264,715
(Loss) income before provision for income taxes	$(19,640)	$57,447	$37,807	$340	$38,147

Production Segment

The Production segment includes the correspondent acquisition of newly originated government-insured and certain conventional conforming loans for PennyMac Financial’s own account, fulfillment services on behalf of PMT and direct lending through the consumer direct and broker direct channels, including the underwriting and acquisition of loans from correspondent sellers on a non-delegated basis.

PennyMac Financial’s loan production activity for the quarter totaled $22.8 billion in UPB, $16.2 billion of which was for its own account, and $6.6 billion of which was fee-based fulfillment activity for PMT. Correspondent locks for PFSI and direct lending IRLCs totaled $18.9 billion in UPB, down 1 percent from the prior quarter and 25 percent from the first quarter of 2022.

Production segment pretax loss was $19.6 million, compared to a pretax loss of $9.0 million in the prior quarter and pretax income of $9.3 million in the first quarter of 2022. Production segment revenue totaled $121.5 million, down 8 percent from the prior quarter and 61 percent from the first quarter of 2022. The quarter-over-quarter decrease was driven primarily by lower net gains on loans held for sale due to timing, hedging, pricing, and execution changes.

The components of net gains on loans held for sale are detailed in the following table:

	Quarter ended
	March 31, 2023	December 31, 2022	March 31, 2022

	(in thousands)
Receipt of MSRs and recognition of MSLs in loan sale transactions	$286,533	$358,462	$616,302
Mortgage servicing rights recapture payable to PennyMac Mortgage Investment Trust	(485)	(512)	(9,652)
Provision for representations and warranties, net	(290)	(444)	(885)
Cash loss (1)	(271,524)	(340,869)	(54,134)
Fair value changes of pipeline, inventory and hedges	90,151	85,276	(253,172)
Net gains on mortgage loans held for sale	$104,385	$101,913	$298,459
Net gains on mortgage loans held for sale by segment:
Production	$74,726	$84,708	$221,610
Servicing	$29,659	$17,205	$76,849

(1) Including cash hedging results

PennyMac Financial performs fulfillment services for certain conventional conforming and jumbo loans acquired by PMT from non-affiliates in its correspondent production business. These services include, but are not limited to, marketing, relationship management, correspondent seller approval and monitoring, loan file review, underwriting, pricing, hedging and activities related to the subsequent sale and securitization of loans in the secondary mortgage markets for PMT.

Fees earned from the fulfillment of correspondent loans on behalf of PMT totaled $11.9 million in the first quarter, down 2 percent from the prior quarter and 29 percent from the first quarter of 2022. The year-over-year decrease in fulfillment fee revenue was driven by lower conventional acquisition volumes for PMT’s account as PFSI acquired certain of the conventional loans sourced by PMT in the first quarter of 2023.

Net interest income totaled $2.9 million, down from $6.0 million in the prior quarter. Interest income in the first quarter totaled $57.0 million, up from $42.9 million in the prior quarter, and interest expense totaled $54.1 million, up from $36.8 million in the prior quarter, both due to higher short-term interest rates and higher average balances of loans held for sale at fair value.

Production segment expenses were $141.2 million, essentially unchanged from the prior quarter and down 53 percent from the first quarter of 2022. The year-over-year decrease was driven primarily by decreased production in the direct lending channels and the expense management activities noted in prior quarters.

Servicing Segment

The Servicing segment includes income from owned MSRs, subservicing and special servicing activities. Servicing segment pretax income was $57.4 million, down from $75.6 million in the prior quarter and $225.2 million in the first quarter of 2022. Servicing segment net revenues totaled $172.1 million, down from $199.0 million in the prior quarter and $336.5 million in the first quarter of 2022. The quarter-over-quarter decrease was primarily driven by a $34.0 million decrease in net loan servicing fees partially offset by a $12.5 million increase in net gains on loans held for sale related to EBO activity for government-insured and guaranteed loans purchased out of Ginnie Mae securitizations.

Revenue from net loan servicing fees totaled $148.8 million, down from $182.8 million in the prior quarter. Revenue from net loan servicing fees included $43.0 million in net valuation related declines, while the prior quarter included $9.7 million in net valuation related gains. MSR fair value losses, before realization of cash flows, were $90.3 million in the quarter, and hedging gains were $47.2 million. Revenue from loan servicing fees included $338.1 million in servicing fees, which were up from the prior quarter due to continued portfolio growth, reduced by $146.2 million from the realization of MSR cash flows.

The following table presents a breakdown of net loan servicing fees:

	Quarter ended
	March 31, 2023	December 31, 2022	March 31, 2022

	(in thousands)
Loan servicing fees	$338,057	$321,949	$291,258
Changes in fair value of MSRs and MSLs resulting from:
Realization of cash flows	(146,183)	(148,835)	(111,155)
Change in fair value inputs	(90,264)	82,587	324,066
Hedging gains (losses)	47,227	(72,870)	(217,860)
Net change in fair value of MSRs and MSLs	(189,220)	(139,118)	(4,949)
Net loan servicing fees	$148,837	$182,831	$286,309

Servicing segment revenue included $29.7 million in net gains on loans held for sale related to EBOs. These gains were up from $17.2 million in the prior quarter and down from $76.8 million in the first quarter of 2022. These EBOs are previously delinquent loans that were brought back to performing status through PennyMac Financial’s successful servicing efforts.

Net interest expense totaled $6.2 million, versus $2.7 million in the prior quarter and $27.3 million in the first quarter of 2022. Interest income was $71.5 million, up from $64.5 million in the prior quarter driven primarily by increased placement fees on custodial balances. Interest expense was $77.7 million, up from $67.2 million in the prior quarter due to higher short-term interest rates and the issuance of a $680 million term loan.

Servicing segment expenses totaled $114.6 million, down 7 percent from the prior quarter. Servicing segment expenses included $6.1 million in reversals for credit losses on active loans in the first quarter. The prior quarter included $13.2 million in provisions for credit losses on active loans.

The total servicing portfolio grew to $564.5 billion in UPB at March 31, 2023, an increase of 2 percent from December 31, 2022 and 9 percent from March 31, 2022. PennyMac Financial subservices and conducts special servicing for $236.5 billion in UPB, an increase of 1 percent from December 31, 2022 and 6 percent from March 31, 2022. PennyMac Financial’s owned MSR portfolio grew to $328.0 billion in UPB, an increase of 3 percent from December 31, 2022 and 11 percent from March 31, 2022.

The table below details PennyMac Financial’s servicing portfolio UPB:

	March 31, 2023	December 31, 2022	March 31, 2022

	(in thousands)
Prime servicing:
Owned
Mortgage servicing rights and liabilities
Originated	$302,265,588	$295,032,674	$268,886,759
Acquisitions	19,026,774	19,568,122	21,911,132
	321,292,362	314,600,796	290,797,891
Loans held for sale	6,692,155	3,498,214	5,125,298
	327,984,517	318,099,010	295,923,189
Subserviced for PMT	236,476,714	233,554,875	222,864,324
Total prime servicing	564,461,231	551,653,885	518,787,513
Special servicing - subserviced for PMT	13,167	20,797	23,047
Total loans serviced	$564,474,398	$551,674,682	$518,810,560

Investment Management Segment

PennyMac Financial manages PMT for which it earns base management fees and may earn incentive compensation. Net AUM were $2.0 billion as of March 31, 2023, up slightly from December 31, 2022 and down 11 percent from March 31, 2022.

Pretax income for the Investment Management segment was $0.3 million, down from $1.2 million in the prior quarter and up from $0.1 million in the first quarter of 2022. Base management fees from PMT were $7.3 million, unchanged from the prior quarter and down from $8.1 million in the first quarter of 2022 due to the decline in AUM. No performance incentive fees were earned in the first quarter.

The following table presents a breakdown of management fees:

	Quarter ended
	March 31, 2023	December 31, 2022	March 31, 2022

	(in thousands)
Management fees:
Base	$7,257	$7,307	$8,117
Performance incentive	-	-	-
Total management fees	$7,257	$7,307	$8,117

Net assets of PennyMac Mortgage Investment Trust	$1,970,734	$1,962,815	$2,221,938

Investment Management segment expenses totaled $8.9 million, up 3 percent from the prior quarter and down 11 percent from the first quarter of 2022.

Consolidated Expenses

Total expenses were $264.7 million, down 3 percent from the prior quarter and 37 percent from the first quarter of 2022. The decrease from the prior quarter was driven primarily by the aforementioned decrease in servicing expenses and the decrease from the first quarter of 2022 was driven by expense management activities noted in prior quarters.

Taxes

PFSI recorded a provision for tax expense of $7.8 million, resulting in an effective tax rate of 20.4 percent during the quarter.

***

Management’s slide presentation will be available in the Investor Relations section of the Company’s website at pfsi.pennymac.com after the market closes on Thursday, April 27, 2023.

# -

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market. Founded in 2008, the company is recognized as a leader in the U.S. residential mortgage industry and employs over 4,000 people across the country. For the twelve months ended March 31, 2023, PennyMac Financial’s production of newly originated loans totaled $98 billion in unpaid principal balance, making it the third largest mortgage lender in the nation. As of March 31, 2023, PennyMac Financial serviced loans totaling $564 billion in unpaid principal balance, making it a top five mortgage servicer in the nation. Additional information about PennyMac Financial Services, Inc. is available at pfsi.pennymac.com.

Media	Investors
Kristyn Clark	Kevin Chamberlain
kristyn.clark@pennymac.com	Isaac Garden
805.395.9943	PFSI_IR@pennymac.com
818.224.7028

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “project,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: interest rate changes; declines in real estate or significant changes in U.S. housing prices or activity in the U.S. housing market; the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our business; the mortgage lending and servicing-related regulations promulgated by the Consumer Financial Protection Bureau and its enforcement of these regulations; our dependence on U.S. government-sponsored entities and changes in their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to our business, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; changes in macroeconomic and U.S. real estate market conditions; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase opportunities for mortgage servicing rights and our success in winning bids; our substantial amount of indebtedness; the discontinuation of LIBOR; increases in loan delinquencies, defaults and forbearances; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant contributor to our mortgage banking business; maintaining sufficient capital and liquidity and compliance with financial covenants; our obligation to indemnify third-party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of, fail to meet certain criteria or characteristics or under other circumstances; our obligation to indemnify PMT if our services fail to meet certain criteria or characteristics or under other circumstances; decreases in investment management and incentive fees; conflicts of interest in allocating our services and investment opportunities among us and our advised entities; the effect of public opinion on our reputation; our exposure to risks of loss and disruptions in operations resulting from adverse weather conditions, man-made or natural disasters, climate change and pandemics; our ability to effectively identify, manage and hedge our credit, interest rate, prepayment, liquidity and climate risks; our initiation or expansion of new business activities or strategies; our ability to detect misconduct and fraud; our ability to mitigate cybersecurity risks and cyber incidents; our ability to pay dividends to our stockholders; and our organizational structure and certain requirements in our charter documents. You should not place undue reliance on any forward- looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

The Company’s earnings materials contain financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as pretax income excluding valuation-related items that provide a meaningful perspective on the Company’s business results since the Company utilizes this information to evaluate and manage the business. Non-GAAP disclosure has limitations as an analytical tool and should not be viewed as a substitute for financial information determined in accordance with GAAP.

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31, 2023	December 31, 2022	March 31, 2022

	(in thousands, except share amounts)
ASSETS
Cash	$1,497,903	$1,328,536	$489,799
Short-term investments at fair value	3,584	12,194	78,006
Loans held for sale at fair value	6,772,423	3,509,300	5,119,234
Derivative assets	110,664	99,003	225,071
Servicing advances, net	547,158	696,753	616,874
Mortgage servicing rights at fair value	6,003,390	5,953,621	4,707,039
Operating lease right-of-use assets	61,406	65,866	85,262
Investment in PennyMac Mortgage Investment Trust at fair value	925	929	1,267
Receivable from PennyMac Mortgage Investment Trust	35,166	36,372	27,722
Loans eligible for repurchase	4,557,325	4,702,103	2,721,574
Other	513,241	417,907	546,054
Total assets	$20,103,185	$16,822,584	$14,617,902

LIABILITIES
Assets sold under agreements to repurchase	$5,764,157	$3,001,283	$3,333,444
Mortgage loan participation purchase and sale agreements	515,358	287,592	494,396
Obligations under capital lease	-	-	1,396
Notes payable secured by mortgage servicing assets	2,471,930	1,942,646	1,298,067
Unsecured senior notes	1,780,833	1,779,920	1,777,132
Derivative liabilities	49,087	21,712	90,837
Mortgage servicing liabilities at fair value	2,011	2,096	2,564
Accounts payable and accrued expenses	218,433	262,358	371,908
Operating lease liabilities	81,724	85,550	106,316
Payable to PennyMac Mortgage Investment Trust	142,007	205,011	159,468
Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	26,099	26,099	30,530
Income taxes payable	1,010,928	1,002,744	745,873
Liability for loans eligible for repurchase	4,557,325	4,702,103	2,721,574
Liability for losses under representations and warranties	31,103	32,421	42,794
Total liabilities	16,650,995	13,351,535	11,176,299

STOCKHOLDERS' EQUITY
Common stock—authorized 200,000,000 shares of $0.0001 par value; issued and outstanding 50,097,030, 49,988,492, and 55,341,627 shares, respectively	5	5	6
Retained earnings	3,452,185	3,471,044	3,441,597
Total stockholders' equity	3,452,190	3,471,049	3,441,603
Total liabilities and stockholders’ equity	$20,103,185	$16,822,584	$14,617,902

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Quarter ended
	March 31, 2023	December 31, 2022	March 31, 2022

	(in thousands, except per share amounts)
Revenue
Net gains on loans held for sale at fair value	$104,385	$101,913	$298,459
Loan origination fees	31,390	28,019	67,858
Fulfillment fees from PennyMac Mortgage Investment Trust	11,923	12,184	16,754
Net loan servicing fees:
Loan servicing fees	338,057	321,949	291,258
Change in fair value of mortgage servicing rights, mortgage servicing liabilities and excess servicing spread financing	(236,447)	(66,248)	212,911
Mortgage servicing rights hedging results	47,227	(72,870)	(217,860)
Net loan servicing fees	148,837	182,831	286,309
Net interest (expense) income:
Interest income	128,478	107,322	53,882
Interest expense	131,771	104,028	77,307
	(3,293)	3,294	(23,425)
Management fees from PennyMac Mortgage Investment Trust	7,257	7,307	8,117
Other	2,363	4,898	3,432
Total net revenue	302,862	340,446	657,504
Expenses
Compensation	147,935	133,699	245,547
Technology	36,038	34,896	34,786
Loan origination	27,086	25,002	75,333
Professional services	21,007	16,144	20,103
Servicing	12,632	37,424	(1,246)
Occupancy and equipment	8,820	9,985	9,469
Marketing and advertising	3,241	3,751	22,403
Other	7,956	11,816	16,589
Total expenses	264,715	272,717	422,984
Income before provision for income taxes	38,147	67,729	234,520
Provision for income taxes	7,769	30,112	60,927
Net income	$30,378	$37,617	$173,593
Earnings per share
Basic	$0.61	$0.75	$3.11
Diluted	$0.57	$0.71	$2.94
Weighted-average common shares outstanding
Basic	50,154	50,164	55,831
Diluted	53,352	53,088	59,129
Dividend declared per share	$0.20	$0.20	$0.20